EXHIBIT 10.2

AMENDMENT

NATIONAL ATLANTIC HOLDINGS CORPORATION
EMPLOYEE STOCK OPTION AGREEMENT

WHEREAS, National Atlantic Holdings Corporation, a New Jersey corporation (the “Company”), granted      (the “Optionee”) a stock option (the “Option”) to purchase [ ] shares of the Company’s Class B Nonvoting Common Stock at an exercise price of $[ ] per share pursuant to an Employee Stock Option Agreement dated June 15, 1995 (the “Agreement”) issued under the Company’s Nonstatutory Stock Option Plan (the “Plan”);

WHEREAS, the Board of Directors of the Company, and the shareholders of the Company at the Company’s 2005 Annual Meeting of Shareholders, have approved an amendment to the Plan that provides as follows:

“APPENDIX A

Notwithstanding any other provision of the Plan to the contrary, the Board shall be authorized to amend the Employee Stock Option Agreements dated June 15, 1995 for each of James V. Gorman, Peter A. Cappello, Jr. and Steven V. Stallone to extend the exercise period for the Options granted thereunder through December 31, 2005.”

; and

WHEREAS, in accordance with the provisions of Appendix A to the amended Plan, the Company and the Optionee now wish to amend the Agreement as set forth herein (this “Amendment”).

NOW, THEREFORE, the Company and the Optionee hereby amend the Agreement by deleting paragraph 3(a) thereof in its entirety and replacing it with a new paragraph 3(a) to read in full as follows:

“(a) December 31, 2005;”

Except as expressly modified in this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Company and the Optionee have executed this Amendment on this       day of      , 2005.

NATIONAL ATLANTIC HOLDINGS CORPORATION

By:

Name: Cynthia L. Codella

Title: Corporate Secretary

OPTIONEE

/s/

Signature